REPORT OF
  INDEPENDENT
  CERTIFIED PUBLIC
  ACCOUNTANTS
  ON INTERNAL
  CONTROL



  Board of Trustees and
  Shareholders
  Purisima Funds
  Woodside, California


  In planning and performing our
  audit of the financial statements
  of Purisima Total Return Fund,
  Purisima Pure American Fund
  and Purisima Pure Foreign
  Fund, each a series of shares of
  beneficial interest of Purisima
  Funds (the "Funds"), for the
  year ended August 31, 2002, we
  considered its internal control,
  including control activities for
  safeguarding securities, in order
  to determine our auditing
  procedures for the purpose of
  expressing our opinion on the
  financial statements and to
  comply with the requirements of
  Form N-SAR, not to provide
  assurance on internal control.

  The management of the Funds is
  responsible for establishing and
  maintaining internal control.   In
  fulfilling this responsibility,
  estimates and judgments by
  management are required to
  assess the expected benefits and
  related costs of controls.
  Generally, controls that are
  relevant to an audit pertain to
  the entity's objective of
  preparing financial statements
  for external purposes that are
  fairly presented in conformity
  with accounting principles
  generally accepted in the United
  States of America.   Those
  controls include the
  safeguarding of assets against
  unauthorized acquisition, use, or
  disposition.

  Because of inherent limitations
  in any internal control, errors or
  fraud may occur and not be
  detected. Also, projection of any
  evaluation of the internal
  control to future periods is
  subject to the risk that it may
  become inadequate because of
  changes in conditions or that the
  effectiveness of the design and
  operation may deteriorate.

  Our consideration of the internal
  control would not necessarily
  disclose all matters in internal
  control that might be material
  weaknesses under standards
  established by the American
  Institute of Certified Public
  Accountants.   A material
  weakness is a condition in
  which the design or operation of
  one or more of the internal
  control components does not
  reduce to a relatively low level
  the risk that misstatements
  caused by error or fraud in
  amounts that would be material
  in relation to the financial
  statements being audited may
  occur and not be detected within
  a timely period by employees in
  the normal course of performing
  their assigned functions.
  However, we noted no matters
  involving internal control and
  its operation, including controls
  for safeguarding securities, that
  we consider to be material
  weaknesses, as defined above,
  as of August 31, 2002.

  This report is intended solely
  for the information and use of
  management and the Board of
  Trustees of Purisima Funds and
  the Securities and Exchange
  Commission, and is not
  intended to be and should not be
  used by anyone other than these
  specified parties.

  TAIT, WELLER &
  BAKER
  Philadelphia, Pennsylvania
  October 11, 2002